Check the appropriate box:

[ ]   Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[x]   Definitive Information Statement


                                 TELEVIDEO, INC.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1. Title of each class of securities to which transaction applies: Not Applicable
      2. Aggregate number of securities to which transaction applies: Not Applicable
      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Not Applicable
      4.    Proposed maximum aggregate value of transaction: Not Applicable
      5.    Total fee paid: Not Applicable

[ ]   Fee paid previously with preliminary materials.

[ ] Check the box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1.    Amount Previously Paid: Not Applicable
       2.    Form, Schedule or Registration Statement No.: Not Applicable
       3.    Filing Party: Not Applicable
       4.    Date Filed: Not Applicable

                                 TELEVIDEO, INC.

                                 2345 Harris Way
                           San Jose, California 95131


                                                                October 31, 1997


TO THE STOCKHOLDERS OF TELEVIDEO, INC.

      This is to inform you that the holders of more than 50% of the outstanding shares of Common Stock of TeleVideo, Inc. ("TeleVideo") have agreed to take action by written consent of the stockholders to approve the following action:
An amendment to TeleVideo's Amended and Restated Articles of Incorporation to effect a 1-for-4 reverse stock split of the outstanding Common Stock.

      On August 22, 1997, the Securities and Exchange Commission approved certain changes in the listing and maintenance requirements requested by The Nasdaq Stock Market for securities listed, or to be listed, on the Nasdaq National Market and the Nasdaq SmallCap Market. These new maintenance requirements for National Market listed companies include a requirement that the Company maintain a $1.00 stock price.

      The Company's Common Stock has not been closed at or above $1.00 continuously for more than one month in 1997 or 1996. In order to increase the stock price of the Common Stock to a level that will make it likely that the Company will be able to maintain its National Market listing, the Board of Directors has delegated to management the authority to effect a reverse split of the outstanding Common Stock in the range of between 1-for-3 and 1-for-5. Management has determined, based on recent trading activity, to effect a reverse stock split of 1-for-4. Details of the reverse stock split are described in some detail in the Information Statement.

      Pursuant to the provision of Delaware law and TeleVideo's Amended and Restated Articles of Incorporation, the holders of at least a majority of the outstanding voting shares are permitted to approve the Amendment by written consent in lieu of a meeting, provided that prompt notice of such action is given to the other stockholders. Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), an information statement must be sent to the holders of voting stock who do not sign the written consent (the "Holders") at least 20 days prior to the effective date of the action. This notice, which is being sent to all Holders of record on October 20, 1997, is intended to serve as such notice under Delaware law and as the Information Statement required by the Exchange Act.

      Please note that you are not being asked to send a proxy and you are requested not to send one.


                                          Sincerely yours,


                                          /s/ DR. K. PHILIP HWANG
                                          --------------------------
                                          DR. K. PHILIP HWANG
                                          Chairman of the Board and
                                          Chief Executive Officer

                                 TELEVIDEO, INC.

                                 2345 Harris Way
                           San Jose, California 95131


               Notice of Action by Written Consent of Stockholders


TO THE STOCKHOLDERS OF TELEVIDEO, INC.:

      Notice is hereby given that the holders of more than 50% of the outstanding shares of Common Stock of TeleVideo, Inc. ("TeleVideo") have agreed to take action by written consent of the stockholders to approve the following action: An amendment to TeleVideo's Amended and Restated Articles of Incorporation to effect a 1-for-4 reverse stock split of the outstanding Common Stock.

      The foregoing action is more fully described in the Information Statement accompanying this Notice. October 20, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of the taking of such action by written consent of the stockholders (the "Consent Action"). The Amendment is expected to be effective on or about December 1, 1997.


                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Kathy Cleveland
                                        -------------------------
                                        Kathy Cleveland
                                        Assistant Secretary

October 31, 1997
San Jose, California

                                 TELEVIDEO, INC.

                              INFORMATION STATEMENT


      This Information Statement is furnished to stockholders by management of TeleVideo, Inc. ("TeleVideo") in accordance with the requirements of Section 14 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 14C promulgated thereunder.

      Consents by the holders of a majority of the outstanding Common Stock will be sought as of the date of this Information Statement. No action will be deemed effective until at least 20 days following the date hereof.

      Stockholders of record as of October 20, 1997 (the "Record Date") are entitled to notice of the Consent Action to be taken, as described herein. This Information Statement is being mailed on or about October 31, 1997 to the stockholders of record as of the Record Date.



                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                          STOCK OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL HOLDERS

      On October 20, 1997, the record date for shareholders entitled to notice of the Consent Action described herein, TeleVideo's outstanding voting securities consisted of 45,498,370 shares of Common Stock, each share of which is entitled to one vote. There are no shares of Preferred Stock issued and outstanding as of October 20, 1997.

      The following table sets forth certain information as of October 20, 1997 with respect to the shares of Common Stock beneficially owned by (i) persons known by TeleVideo to own more than five percent of the outstanding shares of Common Stock; (ii) each TeleVideo director; and (iii) all directors and executive officers of TeleVideo as a group. Ownership information is based upon information furnished by the respective individuals.




Directors and 5% Shareholders (1)           Shares Beneficially
---------------------------------           -------------------
                                                  Owned (2)
                                                  ---------
                                                         Percent
Name                                         Shares      of Total
----                                         ------      --------

K. Philip Hwang                             28,214,092   62.0%(3)

Stephen S. Kahng                           100,000(4)      (5)

K. David Kim                                50,000(6)      (5)

Kristine Kim                               120,000(7)      (5)

Robert E. Larson                           150,000(8)      (5)

All present Executive Officers and
Directors as a Group                       28,634,092     62.9%
(5 persons)


(1) The address for each of the persons in the table is 2345 Harris Way, San Jose, CA 95131.

(2) Beneficial ownership of directors, officers and 5% or more stockholders includes both outstanding Common Stock and shares issuable upon exercise of warrants or options that are currently exercisable or will become exerisable within 60 days after the date of this table.

(3) Includes an aggregate of 303,934 shares held in trust for Dr. Hwang's children, 90,000 shares held of record by the Kyupin Philip and C. Gemma Hwang Foundation, and the 27,820,158 shares held of record by Dr. Hwang and his spouse.

(4) Includes 50,000 shares Mr. Kahng may acquire within 60 days of the date of this table pursuant to the exercise of stock options.

(5)   Represents less than one percent (1%).

(6) Includes 37,500 shares Mr. Kim may acquire within 60 days of the date of this table pursuant to the exercise of stock options.

(7) Includes 20,000 shares Ms. Kim may acquire within 60 days of the date of this table pursuant to the exercise of stock options.

(8) Includes 150,000 shares Dr. Larson may acquire within 60 days of the date of this table pursuant to the exercise of stock options.


      TeleVideo knows of no arrangements that will result in a change in control subsequent to the date hereof. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by then, subject to community property laws, where applicable.

                           AMENDMENT TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION
                         TO EFFECT A REVERSE STOCK SPLIT


      TeleVideo's Common Stock is quoted on the Nasdaq National Market. On October 3, 1997, the closing sale price was $0.813.

      On August 22, 1997, the Securities and Exchange Commission approved certain changes in the listing and maintenance requirements that had been requested by The Nasdaq Stock Market for securities listed, or to be listed, on the Nasdaq National Market and the Nasdaq SmallCap Market. These changes in listing and maintenance requirements are intended to make it more difficult for companies to be approved for listing and to maintain their listing on Nasdaq, with the intent that the more stringent requirements will assist Nasdaq in assuring a high quality level of listed companies and greater protection for investors who purchase securities quoted on Nasdaq.

      Both the old and the new maintenance requirements for National Market listed companies include a requirement that TeleVideo must maintain a $1.00 stock price. The recent change in maintenance requirements, however, deleted the alternative of having a market value of the public float of $3 million and $4 million in net tangible assets, in the event the stock price was below $1.00.

      TeleVideo's Common Stock has not closed at or above $1.00 continuously for more than one month in 1997 or 1996. Accordingly, TeleVideo has historically been able to maintain its National Market listing by relying on the public float and net tangible assets alternative to the $1.00 stock price requirement. That option is no longer available to the Company.

      Management of TeleVideo believes that it is in the best interests of the Company and its stockholders that the Common Stock continue to be included on the Nasdaq National Market. This market has a widespread following and includes numerous companies of high quality. Management believes this is the best market for the Company's stock. In order to increase the stock price of the Common Stock to a level that will make it likely that TeleVideo will be able to maintain its National Market listing, the Board of Directors has delegated to management the authority to effect a reverse split of the outstanding Common Stock in the range of between 1-for-3 and 1-for-5. Management has determined, based on recent trading activity, to effect a reverse stock split of 1-for-4.

      A reverse stock split of the outstanding Common Stock will have the effect of reducing the number of shares owned by each stockholder, while proportionately increasing the per share price. By way of example, assuming a 1-for-4 reverse stock split, a stockholder who owned 400 shares (at a price of $0.72) prior to the combination would own 100 shares (at $2.88 per share) immediately upon completion of the reverse split. Accordingly, each stockholder's proportionate share ownership in the Company remains undiluted by the reverse stock split. However, TeleVideo can give no assurance that, upon completion of the reverse stock split, the adjusted stock price will not drift down immediately or shortly thereafter. It is not unusual to see some downward movement in a stock's price following a reverse stock split. TeleVideo nevertheless believes that the reverse stock split is an appropriate action that will assist the Company in protecting its listing on the National Market.

      While the proposed amendment to the Restated Certificate of Incorporation will have the effect of reducing the number of outstanding shares, the number of authorized shares of Common Stock will remain at 75,000,000. Therefore, the amendment will make available a substantial number of additional shares for issuance in the future, without the need for further stockholder action. The Company does not have any current plans to issue such newly available shares, but could decide to do so in the future.

STOCK CERTIFICATES AND FRACTIONAL SHARES

      The reverse stock split will automatically occur upon the filing of the Certificate of Amendment with the Delaware Secretary of State. No further action is required by the stockholders. However, following consummation of the reverse stock split, anticipated to be effected on or about December 1, 1997, TeleVideo's Transfer Agent, American Stock Transfer & Trust Company, will send to each stockholder of record information regarding replacement of the old stock certificates with stock certificates that state the number of shares on a post-reverse stock split basis.

      TeleVideo will not issue fractional shares resulting from the reverse stock split. In lieu of fractional shares, TeleVideo will pay in cash the fair market value of the fractional share, based upon the closing sale price of the Company's Common Stock on the last trading day immediately preceding the effective date of the reverse stock split.

REQUIRED VOTE

      To effect the reverse stock split, TeleVideo is required to amend its Restated Certificate of Incorporation, as currently amended. The affirmative vote of a majority of the outstanding shares entitled to vote thereon is required to approve such an amendment. TeleVideo expects to obtain the required votes by obtaining the written consent of stockholders holding an aggregate of a majority of the outstanding shares. A copy of the proposed amendment is attached hereto as Appendix A. Approval of the amendment will also grant to management the authority to make any changes to the form or content of the amendment, if any, required by the Secretary of State of Delaware in order for such amendment to be accepted for filing.

                                  OTHER MATTERS



      TeleVideo will pay the cost of distributing this Information Statement, including the cost of assembling and mailing it. TeleVideo will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of TeleVideo's Common Stock.



                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/ Kathy Cleveland
                                    ------------------
                                    Kathy Cleveland
                                    Assistant Secretary


October 31, 1997
San Jose, California

                                                                     APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


      TeleVideo, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

      DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors on September 16, 1997, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and declaring that the matter should be brought before the stockholders for consideration at its next annual meeting of the stockholders. The resolution setting forth the proposed amendment is as follows:

            RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the first paragraph of the Article thereof numbered "4" so that, as amended, said first paragraph of such Article shall be and read as follows:

            "The total number of shares of stock of all classes which the Corporation has authority to issue is 78,000,000 shares, consisting of 75,000 000 shares of Common Stock with a par value of $0.01 per share, and 3,000,000 shares of Preferred Stock with a par value of $0.01 per share. Upon the amendment of this article to read as herein set forth, each four shares of Common Stock outstanding shall be combined and converted into one share of Common Stock. In lieu of fractional shares, the Company shall pay in cash the fair market value of any fractional shares based on the last sale price on the last trading day preceding the date of this amendment."

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, the holders of a majority of the outstanding stock took action by written consent to approve the amendment in accordance with Section 228 of the General Corporation Law of the State of Delaware, a majority of the outstanding shares being the necessary number of shares as required by statue to approve such amendment.

      THIRD:      That said  amendment  was duly adopted in  accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by David Kim, its authorized officer, this ____ day of___________, 1997.





                                                -----------------------------
                                                David Kim
                                                Chief Financial Officer

Attest:


-----------------------
Kathy Cleveland
Assistant Secretary